Exhibit 10.45

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 5, 2020 (this “Amendment”), among CPG International LLC, a Delaware limited liability company (the “Borrower”), CPG Newco LLC, a Delaware limited liability company each (“Holdings”), the Lenders party hereto and Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”) which shall amend that certain Amended and Restated Revolving Credit Agreement, dated as of March 9, 2017, among the Borrower, Holdings, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as in effect on the date hereof, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested additional Availability under the Credit Agreement from certain Lenders party hereto as FILO Lenders (the “FILO Lenders”) in the form of FILO Loans (as defined below);

WHEREAS, each FILO Lender has agreed to provide its portion of the FILO Commitments as set forth on Schedule 1 attached hereto (the “FILO Commitments” and the Loans under such FILO Commitments, the “FILO Loans”) in accordance with the terms and conditions set forth herein and in the Amended Credit Agreement (as defined below); WHEREAS, in accordance with Section 10.1 of the Credit Agreement, Holdings, the Borrower, the Required Lenders and the Administrative Agent have agreed to amend the Credit Agreement as described under Section 2 to facilitate the establishment of the FILO Commitments.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

SECTION 2. Amendments. Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the selected pages of the Credit Agreement attached as Exhibit A hereto, such amendments, the “Amendments”; the Credit Agreement after giving effect to the Amendments is referred to herein as the “Amended Credit Agreement”), except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto

SECTION 3. Conditions to Effectiveness of the Amendments. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “First Amendment Effective Date”):

(a)     the Administrative Agent shall have received the Amendment duly executed and delivered by each Loan Party, the Lenders and the Administrative Agent;

(b)     (i) all necessary or reasonably advisable amendments to, and a reaffirmation agreement with respect to, the existing Collateral Agreement and the other Security Documents, such amendments and reaffirmation agreement to be reasonably satisfactory to the Administrative Agent, shall have become effective and (ii) all necessary or reasonably advisable collateral filings, if any, shall have been made;

(c)     (i) immediately before and after giving effect to the Amendments, the representations and warranties set forth in Section 4 shall be true and correct on and as of the First Amendment Effective Date and (ii) the Administrative Agent and the Lenders party hereto shall have received a certificate of a Responsible Officer of the Borrower dated as of the First Amendment Effective Date certifying compliance with the foregoing clause (i).

(d)     the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the applicable jurisdiction of organization of each Loan Party and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 of the Credit Agreement or have been or will contemporaneously with the First Amendment Effective Date be released or terminated;

(e)     the Administrative Agent shall have received a solvency certificate executed by a Financial Officer of the Borrower substantially in the form of the solvency certificate attached as Exhibit I to the Credit Agreement;

(f)     the Administrative Agent shall have received a certificate of a Responsible Officer with respect to each Loan Party dated that First Amendment Effective Date consistent with the certificate delivered pursuant to Section 4.02(e)(i) of the Credit Agreement (including the attachments described therein) on the First Restatement Effective Date;

(g)     the Administrative Agent shall have received a customary legal opinion, in form and substance reasonably acceptable to the Administrative Agent, of Sullivan & Cromwell LLP, New York counsel to the Loan Parties;

(h)     the Administrative Agent shall have received, for the account of each Lender that submits its consent hereto, a consent fee in an amount equal to 0.10% of the Commitments held by such Lender immediately prior to the First Amendment Effective Date, which consent fee shall be earned, due and payable on, and subject to the occurrence of, the First Amendment Effective Date;

(i)     all accrued fees of the Administrative Agent, all fees owed to the Lenders, and all reasonable, documented and invoiced out-of-pocket expenses required to be paid by the Borrower to the Lenders and the Agents on or before the First Amendment Effective Date (to the extent invoiced at least one Business Day prior to the First Amendment Effective Date except as otherwise agreed by the Borrower) shall have been paid to the extent due and payable; and

(j)     (i) to the extent reasonably requested in writing (which shall include any requests by e-mail) at least five Business Days prior to the First Amendment Effective Date, the Lenders shall have received, no later than one Business Day prior to the First Amendment Effective Date, all documentation and other information about the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the

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First Amendment Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the First Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date and after giving effect to the transactions and amendments to occur on the First Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on the First Amendment Effective Date, true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby on First Amendment Effective Date, no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date.

SECTION 5. Effect on the Loan Documents. (a) This Amendment shall not extinguish the Loans outstanding under the Credit Agreement and nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Credit Agreement, which shall remain outstanding after the First Amendment Effective Date, as modified hereby. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The Borrower hereby agrees, with respect to each Loan Document to which it is a party, that (i) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Amendment, the Amendments, and all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this this Amendment, the Amendments, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and the other Loan Documents.

(b) Upon the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment,” “herein,” “hereto,” “hereunder,” “hereof,” or in the other Loan Documents to the “Credit Agreement”, or, in each case, words of like import shall mean and be a reference to the Amended Credit Agreement.

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(c) Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 6. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the FILO Lenders for all of their reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, the reasonable, documented and invoiced fees, charges and disbursements of counsel to the Administrative Agent, all in accordance with and subject to Section 9.05 of the Credit Agreement.

SECTION 7. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8. Amendments; Execution in Counterparts. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Required Lenders in accordance with Section 9.08 of the Credit Agreement. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CPG NEWCO LLC, as Holdings

By:	/s/ PAUL KARDISH
Name: Paul Kardish
Title: Chief Legal Officer

CPG INTERNATIONAL LLC, as the Borrower

By:	/s/ PAUL KARDISH
Name: Paul Kardish
Title: Chief Legal Officer

[First Amendment – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as
Administrative Agent

By:	/s/ MICHAEL STROBEL
Name: Michael Strobel
Title: Vice President

By:	/s/ PHILIP TANCORRA
Name: Philip Tancorra
Title: Vice President

[First Amendment – Signature Page]

BARCLAYS BANK PLC, as a Lender

By:	/s/ SEAN DUGGAN
Name: Sean Duggan
Title: Vice President

[First Amendment – Signature Page]

THE HUNTINGTON NATIONAL BANK, as a
Lender

By:	/s/ LYNSEY M. SAUSAMAN
Name: Lynsey M. Sausaman
Title: Assistant Vice President

[First Amendment – Signature Page]

TD Bank, N.A., as a Lender

By:	/s/ JENNIFER VISCONTI
Name: Jennifer Visconti
Title: Vice President

[First Amendment – Signature Page]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ JAMES SHENDER
Name: James Shender
Title: Executive Director

[First Amendment – Signature Page]

BANK OF AMERICA, N.A., as a Lender

By: /s/ CHRISTY BOWEN
Name: Christy Bowen
Title: Senior Vice President

[First Amendment – Signature Page]

UBS AG, STAMFORD BRANCH, as a Lender

By: /s/ DARLENE ARIAS
Name: Darlene Arias
Title: Director

By: /s/ ANTHONY JOSEPH
Name: Anthony Joseph
Title: Associate Director

[First Amendment – Signature Page]

Citibank, N.A., as a Lender

By: /s/ CHRISTOPHER MARINO
Name: Christopher Marino
Title: Director and Vice President

[First Amendment – Signature Page]

Schedule 1

FILO Commitments

FILO Lender	FILO Commitments
Barclays Bank plc	$4,400,000
Deutsche Bank AG New York Branch	$2,700,000
The Huntington National Bank	$1,400,000
Total:	$8,500,000

Exhibit A

Amendments

[Attached]

~~EXECUTION VERSION~~

Execution Version

$150,000,000

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT,

Dated as of March 9, 2017,

among

CPG INTERNATIONAL LLC,

THE LENDERS PARTY HERETO,

BARCLAYS BANK PLC,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents,

TD BANK, N.A.

and

THE HUNTINGTON NATIONAL BANK,

as Co-Documentation Agents

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Bookrunners and Lead Arrangers

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Terms Generally	~~51~~53
SECTION 1.03.	Accounting Terms; GAAP	~~51~~54
SECTION 1.04.	Effectuation of Transactions	~~52~~54
SECTION 1.05.	Currencies	~~52~~54
SECTION 1.06.	Limited Condition Event.	~~52~~55
SECTION 1.07.	Delaware Divisions.	56

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~53~~56
SECTION 2.02.	Loans and Borrowings	~~55~~58
SECTION 2.03.	Requests for Borrowing	~~55~~59
SECTION 2.04.	Swingline Loans	~~56~~60
SECTION 2.05.	Letters of Credit	~~58~~61
SECTION 2.06.	Funding of Borrowings	~~63~~67
SECTION 2.07.	Interest Elections	~~64~~67
SECTION 2.08.	Termination and Reduction of Commitments.	~~65~~69
SECTION 2.09.	Promise to Pay; Evidence of Debt	~~66~~69
SECTION 2.10.	Optional Repayment of Loans	~~66~~70
SECTION 2.11.	Mandatory Repayment of Loans	~~67~~70
SECTION 2.12.	Fees	~~67~~71
SECTION 2.13.	Interest	~~68~~72
SECTION 2.14.	Alternate Rate of Interest	~~69~~72
SECTION 2.15.	Increased Costs	~~69~~73
SECTION 2.16.	Break Funding Payments	~~70~~74
SECTION 2.17.	Taxes	~~71~~75
SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~74~~78
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~76~~80
SECTION 2.20.	Illegality	~~77~~81
SECTION 2.21.	Incremental Revolving Commitments	~~78~~82
SECTION 2.22.	Refinancing Amendments	~~79~~83
SECTION 2.23.	Extensions of Revolving Facility Commitments	~~80~~84
SECTION 2.24.	Joint and Several Liability of Borrower Parties.	~~81~~85
SECTION 2.25.	Appointment of Borrower as Agent for Borrower Parties	~~82~~86
SECTION 2.26.	Defaulting Lenders.	~~82~~86

i

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	~~84~~88
SECTION 3.02.	Authorization	~~84~~88
SECTION 3.03.	Enforceability	~~85~~89
SECTION 3.04.	Governmental Approvals	~~85~~89
SECTION 3.05.	Borrowing Base Certificate	~~85~~89
SECTION 3.06.	Financial Statements	~~85~~89
SECTION 3.07.	Title to Properties	~~86~~89
SECTION 3.08.	Subsidiaries	~~86~~90
SECTION 3.09.	Litigation; Compliance with Laws	~~86~~90
SECTION 3.10.	Federal Reserve Regulations	~~86~~90
SECTION 3.11.	Investment Company Act	~~87~~90
SECTION 3.12.	Labor Matters	~~87~~91
SECTION 3.13.	Tax Returns	~~87~~91
SECTION 3.14.	No Material Misstatements	~~87~~91
SECTION 3.15.	Employee Benefit Plans	~~88~~92
SECTION 3.16.	Environmental Matters	~~89~~93
SECTION 3.17.	Security Documents	~~89~~93
SECTION 3.18.	Location of Real Property and Leased Premises	~~90~~94
SECTION 3.19.	Solvency	~~90~~94
SECTION 3.20.	No Material Adverse Effect	~~90~~94
SECTION 3.21.	Use of Proceeds	~~90~~94
SECTION 3.22.	USA PATRIOT Act; FCPA; OFAC	~~91~~94
SECTION 3.23.	Intellectual Property; Licenses, Etc.	~~91~~95
SECTION 3.24.	EEA Financial Institutions	~~91~~95

ARTICLE IV

Conditions of Lending

SECTION 4.01.	All Credit Events.	~~92~~96
SECTION 4.02.	Conditions to First Restatement Effective Date	~~92~~96

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Existence; Businesses and Properties	~~95~~99
SECTION 5.02.	Insurance	~~96~~100
SECTION 5.03.	Taxes	~~96~~100
SECTION 5.04.	Financial Statements, Reports, etc.	~~97~~101
SECTION 5.05.	Litigation and Other Notices	~~99~~103
SECTION 5.06.	Compliance with Laws	~~100~~104
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections; Appraisals	~~100~~104
SECTION 5.08.	Use of Proceeds	~~101~~105
SECTION 5.09.	Compliance with Environmental Laws	~~101~~105
SECTION 5.10.	Further Assurances; Additional Security	~~101~~105

SECTION 5.11.	Cash Management Systems; Application of Proceeds of Accounts	~~103~~107
SECTION 5.12.	Fiscal Year; Accounting	~~104~~108
SECTION 5.13.	Creation of Co-Borrowers	~~105~~109
SECTION 5.14.	Lender Calls	~~105~~109
SECTION 5.15.	Post-Closing Matters	~~106~~110
SECTION 5.16.	Patriot Act, OFAC, FCPA.	~~106~~110

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness	~~106~~110
SECTION 6.02.	Liens	~~110~~114
SECTION 6.03.	Sale and Lease-Back Transactions	~~114~~118
SECTION 6.04.	Investments, Loans and Advances	~~114~~118
SECTION 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~117~~121
SECTION 6.06.	Restricted Payments	~~120~~124
SECTION 6.07.	Transactions with Affiliates	~~123~~127
SECTION 6.08.	Business of Borrower	~~125~~129
SECTION 6.09.	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc	~~125~~129
SECTION 6.10.	Financial Performance Covenant	~~128~~132

ARTICLE VIA

Holdings Covenant

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	~~129~~133
SECTION 7.02.	Right to Cure	~~131~~135

ARTICLE VIII

The Agents

SECTION 8.01.	Appointment	~~132~~136
SECTION 8.02.	Delegation of Duties	~~134~~138
SECTION 8.03.	Exculpatory Provisions	~~134~~138
SECTION 8.04.	Reliance by Administrative Agent	~~135~~139
SECTION 8.05.	Notice of Default	~~135~~139
SECTION 8.06.	Non-Reliance on Agents and Other Lenders	~~135~~139
SECTION 8.07.	Indemnification	~~136~~140
SECTION 8.08.	Agent in Its Individual Capacity	~~136~~140
SECTION 8.09.	Successor Agent	~~137~~141
SECTION 8.10.	Lead Arrangers; Co-Syndication Agents; Co-Documentation Agents	~~137~~141
SECTION 8.11.	Certain ERISA Matters.	141

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices; Communications	~~137~~142
SECTION 9.02.	Survival of Agreement	~~138~~144
SECTION 9.03.	Binding Effect	~~139~~144
SECTION 9.04.	Successors and Assigns	~~139~~144
SECTION 9.05.	Expenses; Indemnity	~~143~~148
SECTION 9.06.	Right of Set-off	~~145~~150
SECTION 9.07.	Applicable Law	~~145~~150
SECTION 9.08.	Waivers; Amendment	~~145~~150
SECTION 9.09.	Interest Rate Limitation	~~147~~153
SECTION 9.10.	Entire Agreement	~~147~~153
SECTION 9.11.	WAIVER OF JURY TRIAL	~~148~~153
SECTION 9.12.	Severability	~~148~~153
SECTION 9.13.	Counterparts	~~148~~153
SECTION 9.14.	Headings	~~148~~154
SECTION 9.15.	Jurisdiction; Consent to Service of Process	~~148~~154
SECTION 9.16.	Confidentiality	~~149~~154
SECTION 9.17.	Platform; Borrower Materials	~~149~~155
SECTION 9.18.	Release of Liens and Guarantees	~~150~~155
SECTION 9.19.	USA PATRIOT Act Notice	~~150~~156
SECTION 9.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~150~~156
SECTION 9.21.	Security Documents and ABL/Term Loan Intercreditor Agreement	~~151~~156
SECTION 9.22.	No Liability of the Issuing Banks	~~151~~156
SECTION 9.23.	Acknowledgements	~~151~~157
SECTION 9.24.	No Novation	~~152~~157
SECTION 9.25.	Delivery of Signature Pages; Amendment to Collateral Agreement	~~152~~158
SECTION 9.26.	~~152~~ Acknowledgement Regarding Any Supported QFCs.	158

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 9, 2017 (the “Agreement”), among CPG International LLC, a Delaware limited liability company as the borrower (the “Borrower”), CPG Newco LLC, a Delaware limited liability company and the parent of the Borrower (“Holdings”), the Co-Borrowers party hereto, the Lenders party hereto from time to time and Deutsche Bank AG New York Branch (“Deutsche Bank”), as administrative agent (in such capacity, and as further defined in Section 1.01, the “Administrative Agent”) and as collateral agent (in such capacity, and as further defined in Section 1.01, the “Collateral Agent”), and Deutsche Bank as swingline lender (in such capacity, and as further defined in Section 1.01, the “Swingline Lender”) and as an issuing bank (in such capacity, and as further defined in Section 1.01, an “Issuing Bank”).

A.    The Borrower (as successor-in-interest to CPG International Inc., itself a successor-in-interest to CPG Merger Sub LLC) entered into that certain Revolving Credit Agreement, dated as of September 30, 2013 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Revolving Credit Agreement”), among the Borrower, the co-borrowers party thereto, the lenders party thereto and Deutsche Bank, as administrative agent and collateral agent.

B.    The parties hereto have agreed to amend and restate the Existing Revolving Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of the conditions precedent set forth in Section 4.02 hereof.

C.    It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Revolving Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Revolving Credit Agreement and re-evidence the obligations of the Borrower and the Co-Borrowers outstanding thereunder.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that on the First Restatement Effective Date (as defined below), the Existing Revolving Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“ABL/Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, Barclays Bank PLC, as collateral agent under the Term Loan Credit Agreement, Holdings, Borrower and the other Subsidiary Loan Parties party thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the New York Federal Reserve Bank Rate as of such day plus 1⁄2 of 1.00%, (b) the prime commercial lending rate announced as of such day by the Administrative Agent as the “prime rate” as in effect on such day and (c) the LIBO Rate as of such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.00%.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loans” shall mean any ABR Revolving Loan or any Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the ABR.

“Acceptable Inspector” shall mean (a) with respect to an inventory appraisal, Accuval Associates LLC or any other experienced and reputable appraiser reasonably acceptable to the Administrative Agent and (b) with respect to a field examination, KPMG LLP or any other experienced and reputable field examiner reasonably acceptable to the Administrative Agent.

“Account” shall mean, with respect to a person, any of such person’s now owned and hereafter acquired or arising accounts (as defined in the UCC), including, whether or not constituting “accounts” (as defined in the UCC), any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance or arising out of the use of a credit or charge card or information contained on or used with such card.

“Account Debtor” shall mean each person obligated on an Account.

“Accounting Change” shall have the meaning assigned to such term in Section 1.03.

“Additional Lender” shall mean any person that provides Incremental Revolving Commitments or Replacement Revolving Commitments.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) the LIBO Rate in effect for such Interest Period divided by one, minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any, and (b) 1.00%.

“Adjustment Date” shall mean the first day of each January, April, July and October of each year, commencing April 1, 2017.

“Administrative Agent” shall mean Deutsche Bank, in its capacity as administrative agent for itself and the Lenders hereunder, and any duly appointed successor in such capacity.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent, in their respective capacities as such.

“Agreement” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Aggregate Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the FILO Loans outstanding at such time, plus (b) the Revolving Facility Credit Exposure at such time.

“Annual Financial Statements” shall have the meaning assigned to such term in Section 5.04(a).

“Applicable Commitment Fee” shall mean a percentage per annum equal to (a) initially, 0.375%, and (b) from and after each Adjustment Date, a percentage per annum determined in accordance with the Applicable Commitment Fee Pricing Grid, based on the Average Daily Used Percentage for the most recent three month period ending on the day prior to such Adjustment Date. Changes in the Applicable Commitment Fee resulting from changes in the Average Daily Used Percentage shall become effective on the Adjustment Date. Each determination of the Average Daily Used Percentage pursuant to the Applicable Commitment Fee Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to the definition of the term “Average Daily Used Percentage”.

“Applicable Commitment Fee Pricing Grid” shall mean the table set forth below:

Average Daily Used Percentage	Applicable Commitment Fee
Greater than 50%	0.25%
Equal to or less than 50%	0.375%

“Applicable Margin” shall mean a percentage per annum equal to (a) in the case of Revolving Loans, (i) initially, (~~i~~x) for Eurocurrency Revolving Loans, 1.50%, and (~~ii~~y) for ABR Revolving Loans, 0.50%, and (~~b~~ii) from and after each Adjustment Date, the percentages per annum determined in accordance with the Applicable Margin Pricing Grid, based on Average Historical Availability for the most recent three month period ending on the date prior to such Adjustment Date and (b) in the case of FILO Loans, (x) for Eurocurrency FILO Loans, 3.50% and (y) for ABR FILO Loans, 2.50%. Changes in the Applicable Margin resulting from changes in the Average Historical Availability shall become effective on the Adjustment Date. Each determination of the Average Historical Availability pursuant to the Applicable Margin Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to the definition of the term “Average Historical Availability”.

“Applicable Margin Pricing Grid” shall mean the table set forth below:

Revolving Loans
Average Historical Availability	Applicable Margin for Eurocurrency Revolving Loans	Applicable Margin for ABR Revolving Loans
Greater than 66 2/3% of the Revolving Line Cap	1.50%	0.50%
Less than or equal to 66 2/3% of the Revolving Line Cap but greater than or equal to 33% of the Revolving Line Cap	1.75%	0.75%
Less than 33% of the Revolving Line Cap	2.00%	1.00%

“Appraised Liquidation Value” shall mean, with respect to Eligible Inventory, the appraised net orderly liquidation value thereof (expressed as a percentage of the Cost of such Inventory) as determined from time to time by an Acceptable Inspector in accordance with Section 5.07.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Ares” shall mean Ares Corporate Opportunities Fund IV, L.P.

“Asset Sale” shall mean any sale, transfer or other disposition (including any Sale and Lease-Back Transaction) to any person of any asset or assets of the Borrower, a Co-Borrower or any other Restricted Subsidiary; provided that the issuance of Equity Interests of (a) the Borrower or Holdings or (b) any Subsidiary of the Borrower to the Borrower, any Wholly Owned Subsidiary of the Borrower or on a pro rata basis to holders of Equity Interests of such Subsidiary, shall not, in each case, constitute an “Asset Sale”.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), substantially in the form of Exhibit A (or such other form as may be agreed between the Borrower and the Administrative Agent).

“Availability” shall mean, at any time, (a)(i) the ~~Line Cap~~Revolving Facility Availability at such time plus (ii) ~~cash and cash equivalents of the Borrower and the other Subsidiary Loan Parties~~ FILO Availability at such time, ~~to the extent maintained in a Blocked Account,~~ minus (b) the ~~Revolving Facility~~Aggregate Credit Exposure at such time.

“Availability Period” shall mean the period from and including the First Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the ~~Revolving Facility~~ Commitments.

“Available Unused Commitment” shall mean, with respect to a Lender at any time, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Lender at such time exceeds (b) the aggregate Revolving Facility Credit Exposure (other than Revolving Facility Credit Exposure attributable to Swingline Loans) of such Lender at such time.

“Average Daily Used Percentage” shall mean, for any period, the percentage derived by dividing (a) the sum of (i) the average daily principal balance of all Revolving Loans (other than the principal balance of any Swingline Loans) during such period plus (ii) the average daily undrawn amount of all outstanding Letters of Credit issued for the account or on behalf of the Borrower Parties during such period by (b) the average daily amount of the Revolving Facility Commitments during such period.

“Average Historical Availability” shall mean, for any period, the average daily Revolving Availability for such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” shall have the meaning assigned to such term in Section 5.11(a).

“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.11(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrower Parties” shall mean, on any date of determination, a collective reference to the Borrower and each Co-Borrower as of such date.

“Borrowing” shall mean a group of Loans of a single Type made on a single date and, in the case of Eurocurrency Revolving Loans, as to which a single Interest Period is in effect.

“Borrowing Base” shall mean (i) prior to the FILO Funding Date, the Revolving Facility Borrowing Base and (ii) on and after the FILO Funding Date, collectively, the Revolving Facility Borrowing Base and the FILO Borrowing Base.

~~“Borrowing Base” shall mean, subject to Section 5.04(h)(ii), with respect to the Loan Parties at any time, an amount equal to the sum of the following: (a) the sum of (i) 85% of the amount of the Eligible Accounts of the Loan Parties plus (ii) the lesser of (A) 85% of the lower of Cost, on a first in, first out basis, or market value of Eligible Inventory of the Loan Parties and (B) 85% of the Appraised Liquidation Value of Eligible Inventory of the Loan Parties minus (b) the sum of all applicable Reserves which the Administrative Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to the Loan Parties.~~

~~The specified percentages set forth in this definition will not be reduced without the consent of the Borrower. Any determination by the Administrative Agent in respect of the Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment. The parties understand that the exclusionary criteria in the definitions of Eligible Accounts and Eligible Inventory, any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine “lower of Cost, on a first in, first out basis, or market value” and factors considered in the calculation of Appraised Liquidation Value of Eligible Inventory have the effect of reducing the Borrowing Base and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Borrowing Base for the same facts or circumstances.~~

“Borrowing Base Certificate” shall mean a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or such other form as may be agreed between the Borrower and the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including any adjustments pursuant to Section 5.04(h)(ii) and, to the extent the Borrower has received notice of any such Reserve from the Administrative Agent, any of the Reserves included in such calculation), all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be made by the Borrower and certified to the Administrative Agent. Notwithstanding anything herein to the contrary, on and after the FILO Funding Date and for long as any FILO Loans remain outstanding, any reference herein to the Borrowing Base Certificate shall be deemed to refer to the Borrowing Base Certificate in respect of (i) the Revolving Facility Borrowing Base and (ii) the FILO Borrowing Base.

“Borrowing Minimum” shall mean $100,000 in the case of ABR Borrowings and $1.0 million in the case of Eurocurrency Borrowings.

“Borrowing Multiple” shall mean $100,000 in the case of ABR Borrowings and $1.0 million in the case of Eurocurrency Borrowings.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C (or such other form as may be agreed by the Borrower and the Administrative Agent from time to time).

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurocurrency Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market.

“Capital Lease Obligations” shall mean, with respect to any person, the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the requested by the Administrative Agent to be filed, registered, recorded or delivered to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered to the Administrative Agent (or a designated bailee thereof) for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g)    except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(h)    after the First Restatement Effective Date, the Administrative Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or Section 5.15 and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Revolving Lender, such Revolving Lender’s Revolving Facility Commitment, (b) with respect to the Swingline Lender, its Swingline Commitment ~~and~~, (c) with respect to any Issuing Bank, its Letter of Credit Commitment and (d) with respect to any FILO Lender, such FILO Lender’s FILO Commitments.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate amount of all expenditures of the Borrower and the other Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as “additions to property, plant or equipment” or similar items in the consolidated statement of cash flows of the Borrower. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:

(a)    expenditures made with tenant allowances received by the Borrower or any other Restricted Subsidiary from landlords in the ordinary course of business and subsequently capitalized,

(b)    expenditures made in connection with the Closing Date Transactions and Permitted Business Acquisitions,

(c)    expenditures to the extent they are (i) paid for in Equity Interests of any Parent Entity or (ii) made with proceeds of the issuance of Equity Interests of, or a cash capital contribution to, the Borrower after the Closing Date,

(d)    expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a person other than the Borrower or any other Restricted Subsidiary to the extent none of the Borrower or any other Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such person or any other person (whether before, during or after such period),

“Cost” shall mean the calculated cost of purchases, based upon the Borrower’s accounting practices as reflected in the most recent Annual Financial Statements.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.26.

“Covenant Trigger Event” shall occur at any time that Availability is less than the greater of (a) $12.5 million and (b) 10% of the Line Cap then in effect. Once commenced, a Covenant Trigger Event shall be deemed to be continuing until such time as Availability equals or exceeds the greater of (i) $12.5 million and (ii) 10% of the Line Cap then in effect for 30 consecutive days.

“Credit Agreement Refinancing Indebtedness” shall mean any Indebtedness incurred pursuant to a Refinancing Amendment and issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance Revolving Facility Commitments (and extensions of credit thereunder) in whole (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt” which, in the case of the Revolving Facility Commitments, shall be deemed to be in the full committed amount thereof whether or not drawn); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses), (ii) such Indebtedness is not secured by any assets or property of the Loan Parties that does not constitute Collateral, (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Loan Parties, (iv) such Indebtedness does not mature prior to the Maturity Date of the Revolving Facility Commitments as of the First Restatement Effective Date and (v) such Refinanced Debt shall be repaid (in the case of Refinanced Debt consisting of Loans), defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid and the Revolving Facility Commitments shall be permanently reduced on a dollar-for-dollar basis, in each case, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Facilities” shall mean each of the Revolving Facility (including any replacement or refinancing of any Loans permitted hereunder) and the Term Facility.

“Credit Party” shall mean any of the Administrative Agent, the Collateral Agent, each Lead Arranger, the Swingline Lender, each Issuing Bank or any Lender.

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“DDA” shall mean any checking or other demand deposit account maintained by the Loan Parties.

“DDA Notification” shall have the meaning assigned to such term in Section 5.11(a).

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender who meets any part of the definition of “Lender Default”.

“Designated Event of Default” shall mean any Event of Default under Section 7.01(a) (solely with respect to the accuracy of any Borrowing Base Certificate), 7.01(b), 7.01(c), 7.01(d) (solely with respect to a default under Section 5.04(h), 5.11 or 6.10), 7.01(h) or 7.01(i).

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any other Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Deutsche Bank” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Disqualified Institution” shall mean (i) the persons identified in writing to the Administrative Agent on or prior to the First Restatement Effective Date as competitors of Holdings, the Borrower or any other Subsidiary (or, if after the First Restatement Effective Date, that are mutually agreed upon between the Borrower and the Administrative Agent, each party acting reasonably), (ii) Affiliates of any such competitors clearly identifiable by similarity of name other than any such Affiliate that is a bona fide debt fund or investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in fixed-income instruments, commercial loans, bonds and similar extensions of credit in the ordinary course of business with separate fiduciary duties to the investors in such fund or vehicle, (iii) certain banks, financial institutions and other institutional lenders and investors that have been specifically identified in writing to the Administrative Agent on or prior to the First Restatement Effective Date, (iv) Affiliates of the Lead Arrangers engaged as principals primarily in private equity or venture capital (other than bona fide debt funds or investment vehicles that are engaged in the making, purchasing, holding or otherwise investing in fixed-income instruments, commercial loans, bonds and similar extensions of credit in the ordinary course of business with separate fiduciary duties to the investors in such funds or vehicles) or (v) such other persons identified in writing to the Administrative Agent on or prior to the First Restatement Effective Date (other than, in each case, such persons engaged by the Borrower as part of the Transactions or persons identified in writing by the Borrower to the Administrative Agent that are to be no longer considered Disqualified Institutions); provided that any Person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a Lender) shall not retroactively be deemed to be a Disqualified Institution hereunder; provided, further, any Person that is a Lender that is designated as a Disqualified Institution after the date it became a Lender, once so designated, shall not be entitled to acquire any additional assignments of, or participations in, Commitments or Loans from any other Lender.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash or (d) either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of (i) the Latest Maturity Date and (ii) the date on which the Loans and all other Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are repaid in full, the Commitments are terminated and Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Banks; provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings or any of its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Distressed Person” shall have the meaning assigned to such term in the definition of “Lender-Related Distress Event”.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Dominion Account” shall have the meaning assigned to such term in Section 5.11(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Extension” shall have the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.23(c).

“Extension Offer” shall have the meaning assigned to such term in Section 2.23(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, modified, and supplemented thereto.

“Federal Funds Effective Rate” shall mean, for any day, an interest rate per annum equal to the rate calculated by the New York Federal Reserve Bank based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Federal Reserve Bank shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Federal Reserve Bank as the federal funds effective rate.

“Fee Letter” shall mean the Fee Letter, dated August 16, 2013, by and among CPG Merger Sub, LLC, Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, The Royal Bank of Scotland plc, RBS Securities Inc., UBS Loan Finance LLC and UBS Securities LLC, as amended and supplemented prior to the Closing Date.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees and all other fees set forth in the Fee Letter and relating hereto.

“FILO Amendment” shall mean that certain First Amendment to Amended and Restated Revolving Credit Agreement, dated as of June 5, 2020, by and among the Borrower, Holdings, the Administrative Agent and the Lenders party thereto.

“FILO Amendment Effective Date” shall mean June 5, 2020.

“FILO Availability” shall mean, at any time, (a) the FILO Borrowing Base at such time, minus (b) the aggregate principal amount of the FILO Loans outstanding at such time.

“FILO Borrowing” shall mean a Borrowing comprised of FILO Loans.

“FILO Borrowing Base” shall mean, subject to Section 5.04(h)(ii), with respect to the Loan Parties at any time, an amount equal to the sum of the following: (a) the sum of (i) 7.5% of the amount of the Eligible Accounts of the Loan Parties plus (ii) the lesser of (A) 7.5% of the lower of Cost, on a first in, first out basis, or market value of Eligible Inventory of the Loan Parties and (B) 7.5% of the Appraised Liquidation Value of Eligible Inventory of the Loan Parties; provided that the Borrower may elect to replace the percentages referred to in sub-clauses (A) and (B) of this clause (ii) with 10.0% solely for three consecutive months during any fiscal year following notice of such election to the Administrative Agent which notice shall be delivered concurrently with the delivery of the Borrowing Base Certificate pursuant to Section 5.04(h)(i) at least 30 days prior to the commencement of such three-month period; provided, further, that the amount included in the FILO Borrowing Base pursuant to clause (a)(ii) above shall not exceed 115% of Cost on a first in, first out basis, of Eligible Inventory of the Loan

Parties, minus (b) the sum of all applicable Reserves which the Administrative Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to the Loan Parties. The Administrative Agent shall provide a copy of the notice described in clause (ii) of this definition to the Lenders promptly after its receipt thereof.

The specified percentages set forth in this definition will not be reduced without the consent of the Borrower. Any determination by the Administrative Agent in respect of the FILO Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment. The parties understand that the exclusionary criteria in the definitions of Eligible Accounts and Eligible Inventory, any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine “lower of Cost, on a first in, first out basis, or market value” and factors considered in the calculation of Appraised Liquidation Value of Eligible Inventory have the effect of reducing the FILO Borrowing Base and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the FILO Borrowing Base for the same facts or circumstances.

“FILO Commitments” shall mean, with respect to a Lender, the commitment of such Lender to make FILO Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s FILO Loans hereunder. The initial amount of each Lender’s FILO Commitment is set forth on Schedule 1 to the FILO Amendment or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its FILO Commitment, as applicable. The aggregate amount of the Lenders’ FILO Commitments on the FILO Amendment Effective Date is $8.5 million.

“FILO Draw Availability Period” means the period beginning on (and, for the avoidance of doubt, including) the FILO Amendment Effective Date and ending on December 31, 2020 (the “FILO Termination Date”).

“FILO Facility” shall mean the FILO Commitments and the extensions of credit made hereunder by the FILO Lenders.

“FILO Funding Date” means any date on which the FILO Loans are funded hereunder (or designated pursuant to Section 2.01(a)(ii)), which shall in no event be later than the FILO Termination Date.

“FILO Loans” shall have the meaning assigned to such term in Section 2.01(a)(ii).

“FILO Percentage” shall mean, with respect to any FILO Lender, the percentage of the total FILO Commitments represented by such Lender’s FILO Commitment.

“FILO Push Down Reserve” shall mean, as of any date, the amount, if any, by which the then aggregate principal amount of the outstanding FILO Loans exceeds the FILO Borrowing Base.

“FILO Termination Date” shall have the meaning assigned to such term in the definition of “FILO Draw Availability Period”.

“FILO Maturity Date” shall mean the date that is eighteen months after the FILO Amendment Effective Date.

“Leverage Ratio Debt” shall have the meaning assigned to such term in Section 6.01(d).

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum equal to the arithmetic mean of the offered rates for deposits in Dollars with a term equivalent to such Interest Period that appears on the Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time) (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Revolving Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided, further, that if the “LIBO Rate” shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Event” shall have the meaning assigned to such term in Section 1.06.

“Line Cap” shall mean, as of any date of determination, (a) the ~~lesser of the aggregate~~ Revolving ~~Facility Commitments and the~~Line Cap plus (ii) the FILO Borrowing Base, each as then in effect.

“Liquidity” shall mean, at any time, the sum of (a)(i) the Revolving Line Cap at such time plus (ii) Unrestricted Cash of the Borrower and the other Restricted Subsidiaries at such time, minus (b) the Revolving Facility Credit Exposure at such time.

“Loan Accounts” shall mean the loan accounts established on the books of the Administrative Agent.

“Loan Documents” shall mean this Agreement, the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Note and, solely for the purposes of Section 3.01, Section 3.02, and Section 7.01 hereof, the Fee Letter, as each such document may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Loan Parties” shall mean Holdings, the Borrower, each Co-Borrower and the other Subsidiary Loan Parties.

“Loans” shall mean the Revolving Loans ~~and~~, the Swingline Loans, the FILO Loans and any other loans and advances of any kind made by the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender pursuant to this Agreement.

“Management Group” shall mean the group consisting of the Governing Persons of Holdings and its Subsidiaries, as the case may be, on the Closing Date, or any replacements appointed or elected by the Sponsors or their Affiliates after the Closing Date.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Disruption Event” shall have the meaning assigned to such term in Section 2.14(b).

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, financial condition or results of operations, in each case, of Holdings and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents or (iii) the legality, validity or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of Holdings or any Subsidiary Loan Party in an aggregate principal amount exceeding $30.0 million.

“Material Real Property” shall mean Real Property having a value on an individual basis in excess of $5.0 million.

“Material Subsidiary” shall mean any Restricted Subsidiary other than Immaterial Subsidiaries.

“Maturity Date” shall mean the earliest of (i) the date that is five years after the First Restatement Effective Date, (b) the date that is 91 days prior to the maturity of the Term Loan Obligations or any Permitted Refinancing Indebtedness in respect thereof and (c) the date that is 91 days prior to the maturity of the Senior Unsecured Notes or any Permitted Refinancing Indebtedness in respect thereof.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.23(b).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Policies” shall have the meaning assigned to such term in Section 5.10(b).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any other Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or the applicable Restricted Subsidiary may designate. Any such adjustments included in calculations made on a Pro Forma Basis shall continue to apply to subsequent calculations of any applicable financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realized.

“Projections” shall mean projections and any forward looking statements of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings or any of the Restricted Subsidiaries prior to the First Restatement Effective Date.

“Protective Advances” shall have the meaning assigned to such term in Section 2.01(c).

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.26.

“Qualified CFC Holding Company” shall mean a Subsidiary of Holdings that has no material assets other than Equity Interests of one or more CFCs or Qualified CFC Holding Companies.

“Qualified Counterparty” shall mean any counterparty to any Specified Hedge Agreement that, at the time such Specified Hedge Agreement was entered into or, if entered into prior to the Closing Date, on the Closing Date, was an Agent, a Lead Arranger, a Lender or an Affiliate of the foregoing, whether or not such person subsequently ceases to be an Agent, a Lead Arranger, a Lender or an Affiliate of the foregoing.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Qualified IPO” shall mean (i) an underwritten primary or secondary (or combination of primary or secondary) public offering (other than a public offering pursuant to a Registration Statement on Form S-8) of the Equity Interests of the Borrower or any Parent Entity that generates gross cash proceeds of at least $100.0 million or (ii) any merger, consolidation or amalgamation following which the Borrower or Holdings merges with or into or becomes a Wholly Owned Subsidiary of another person, and such person has equity securities listed on a national securities exchange, regardless of whether the Borrower or Holdings, as the case may be, is the surviving entity.

“Quarterly Financial Statements” shall have the meaning assigned to such term in Section 5.04(b).

“Ratio Debt” shall have the meaning assigned to such term in Section 6.01(r).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Replacement Revolving Commitments” shall have the meaning assigned to such term in Section 2.22.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Financial Statements” shall have the meaning assigned to such term in Section 5.04(b).

“Required Lenders” shall mean, at any time, Lenders having ~~(a) Revolving Facility Credit Exposure and (b) Available Unused~~total Commitments ~~that, taken together,~~ representing more than 50% of the ~~sum of (i) all Revolving Facility Credit Exposure and (ii) the total Available Unused~~total Commitments at such time~~. The Revolving Facility Credit Exposure and Available Unused Commitment~~, or if the Commitments have expired or been terminated, Lenders holding in the aggregate more than 50% of the Aggregate Credit Exposure. The Commitments and Aggregate Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders.

“Required Mortgages” shall have the meaning assigned to such term in Section 5.10(f).

“Reserves” shall mean as of any date of determination, such amounts as the Administrative Agent may from time to time establish and revise in its Reasonable Credit Judgment reducing the amount of Loans and Letters of Credit which would otherwise be available to the Borrower or any Co-Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent in its Reasonable Credit Judgment, adversely affect, or would have a reasonable likelihood of adversely affecting the ability of the Administrative Agent to realize the value or amount that might be received from the sale or other disposition or realization upon the Collateral, (b) to reflect costs, expenses and other amounts that the Administrative Agent may reasonably incur or be required to pay in order to sell, otherwise dispose of or realize upon the Collateral, (c) to reflect priority claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the sale, other disposition or realization on the Collateral, (d) to reflect criteria, events, conditions, contingencies or risks that differ materially from facts or events occurring or known to the Administrative Agent on the Closing Date and which directly and adversely affect any component of the Borrowing Base or (e) for customary rent reserves. To the extent that an event, condition or matter as to any Eligible Accounts or Eligible Inventory is addressed pursuant to the treatment thereof within the applicable definition of such terms, the Administrative Agent shall not also establish a Reserve to address the same event, condition or matter. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by the Administrative Agent in good faith and to the extent that such Reserve is in respect of amounts that may be payable to third parties the Administrative Agent may, at its option, deduct such Reserve from the Line Cap at any time that such limit is less than the amount of the Line Cap. Notwithstanding the foregoing in this definition of “Reserves”, neither the Administrative Agent nor the Collateral Agent may establish any Reserve unless the Borrowers are given at least three Business Days’ prior written notice of the establishment of such reserve; provided that upon such notice, the Borrower Parties shall not be permitted to borrow any Loans or have any Letters of Credit issued so as to exceed the Borrowing Base after giving effect to such reserve. The Administrative Agent will be available during the three Business Day-period referred to in the foregoing sentence to discuss any such proposed Reserve with the Borrowers and, without limiting the right of the Administrative Agent to establish or change such Reserve in the Administrative Agent’s

Reasonable Credit Judgment, the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Loan Party, the chief executive officer, president, vice president, secretary, assistant secretary or any Financial Officer of such Loan Party or any other individual designated in writing to the Administrative Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” shall mean any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Revolving Facility Availability” shall mean, at any time, (a)(i) the Revolving Line Cap at such time plus (ii) cash and cash equivalents of the Borrower and the other Subsidiary Loan Parties at such time, to the extent maintained in a Blocked Account, minus (b) the Revolving Facility Credit Exposure at such time.

“Revolving Facility” shall mean the Revolving Facility Commitments (including any Incremental Revolving Commitments) and the extensions of credit made hereunder by the Revolving Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Facility Borrowing Base” shall mean, subject to Section 5.04(h)(ii), with respect to the Loan Parties at any time, an amount equal to the sum of the following: (a) the sum of (i) 85% of the amount of the Eligible Accounts of the Loan Parties plus (ii) the lesser of (A) 85% of the lower of Cost, on a first in, first out basis, or market value of Eligible Inventory of the Loan Parties and (B) 85% of the Appraised Liquidation Value of Eligible Inventory of the Loan Parties; provided that, the amount included in the Revolving Facility Borrowing Base pursuant to clause (a)(ii) above shall not exceed 100% of Cost on a first in, first out basis, of Eligible Inventory of the Loan Parties minus (b) the sum of the FILO Pushdown Reserves and all applicable Reserves which the Administrative Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to the Loan Parties.

The specified percentages set forth in this definition will not be reduced without the consent of the Borrower. Any determination by the Administrative Agent in respect of the Revolving Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment. The parties understand that the exclusionary criteria in the definitions of Eligible Accounts and Eligible Inventory, any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine “lower of Cost, on a first in, first out basis, or market value” and factors considered in the calculation of Appraised Liquidation Value of Eligible Inventory have the effect of reducing the Revolving Borrowing Base and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Revolving Borrowing Base for the same facts or circumstances.

“Revolving Facility Commitment” shall mean, with respect to a Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04 or (c) increased from time to time under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the First Restatement Effective Date is $150.0 million. On and after the FILO Amendment Effective Date, the aggregate amount of Revolving Facility Commitments shall be reduced by the then outstanding FILO Loans.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Revolving Lender at any time shall be the product of (i) such Revolving Lender’s Revolving Facility Percentage and (ii) the aggregate Revolving Facility Credit Exposure of all Revolving Lenders, collectively, at such time.

“Revolving Line Cap” shall mean, as of any date of determination, the lesser of (a) the aggregate Revolving Facility Commitments and (b) the Revolving Facility Borrowing Base, each as then in effect.

“Revolving Loans” shall have the meaning assigned to such term in Section 2.01(a)(i).

“Revolving Lender” shall mean each Lender with a Revolving Facility Commitment or outstanding Revolving Facility Credit Exposure.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time (the “L/C Amount”) and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that by its terms or the terms of any document related thereto provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $5.0 million or involves the abandonment or discontinuation of operations with a value in excess of $5.0 million, (iii) incurrence, repayment or refinancing of Indebtedness, (iv) Restricted Payment, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, (vi) provision of Incremental Revolving Commitment increases, (vii) any Limited Condition Event or (viii) other event, in each case that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsors” shall mean a collective reference to Ares and Teachers.

“Sponsor Affiliate” shall mean each Affiliate of a Sponsor and each individual who is a partner or employee of a Sponsor.

“Standby Letters of Credit” shall have the meaning provided in Section 2.05(a).

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company or other entity of which (a) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Governing Persons of such corporation, partnership, limited liability company or other entity are at the time owned by such parent or (b) more than 50.0% of the Equity Interests are at the time owned by such parent. Unless the context otherwise requires, “Subsidiary” shall mean a Subsidiary of Holdings.

“Subsidiary Loan Parties” shall mean each Borrower, Co-Borrower and Guarantor.

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary”.

“Supported QFC” has the meaning assigned to it in Section 9.26.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit F (or such other form as may be agreed between the Borrower and the Administrative Agent).

“Swingline Commitment” shall mean, with respect to any Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial borrowings hereunder and (b) the payment of all fees and expenses incurred or paid in connection with the foregoing.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean Adjusted LIBO Rate or ABR, as applicable.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of the other Restricted Subsidiaries that would not appear as “restricted” on the Required Financial Statements.

“Unrestricted Subsidiary” shall mean any Subsidiary of Holdings (other than the Borrower) designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date if (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Unrestricted Subsidiary is capitalized (to the extent capitalized by Holdings or any of the Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04(j), and any prior or concurrent Investments in such Subsidiary by Holdings or any of its Restricted Subsidiaries shall be deemed to have been made under Section 6.04(j), (iii) without duplication of clause (ii), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof are treated as Investments pursuant to Section 6.04(j), (iv) at the time such Subsidiary is designated an Unrestricted Subsidiary, the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis, is not less than 2.00:1.00 and (v) such Subsidiary has been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Term Loan Credit Agreement, all other Indebtedness permitted to be incurred hereunder and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided further that at the time of designation of any Unrestricted Subsidiary, such Unrestricted Subsidiary, when taken together with all Unrestricted Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, shall not have assets with a value in excess of 10.0% of Consolidated Total Assets (calculated with respect to the Borrower and the other Restricted Subsidiaries) or revenues representing in excess of 10.0% of Consolidated EBITDA of the Borrower and the other Restricted Subsidiaries as of such date. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (a) such Unrestricted Subsidiary, after giving effect to such designation, shall be a Wholly Owned Subsidiary of Holdings, (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (c) all representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (d) at the time of such Subsidiary Redesignation, the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis, is not less than 2.00:1.00 and (e) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (a) through (d), inclusive.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.26.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” shall mean, with respect to any person, a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, (a) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (b) in the computation of periods of time from consummation of the relevant transaction or action, such financial ratio, test or basket will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCE Election for any Limited Condition Event, then in connection with any subsequent calculation of such financial ratios, tests or baskets on or following the relevant LCE Test Date and prior to the earlier of (i) the date on which such Limited Condition Event is consummated and (ii) the date that the definitive agreement for such Limited Condition Event is terminated or expires without consummation of such Limited Condition Event, any such financial ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Event and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated, except that (other than solely with respect to any incurrence test under which such Limited Condition Event is being made) Consolidated EBITDA, Consolidated Total Assets and Consolidated Net Income of any target of such Limited Condition Event can only be used in the determination of the relevant financial ratios, tests and baskets if and when such acquisition has closed.

SECTION 1.07.    Delaware Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein:

(a)     Loans.

(~~a~~ )    Revolving Loans. Each Revolving Lender agrees to make loans (“Revolving Loans”) to the Borrower Parties from time to time during the Availability Period in amounts not to exceed (except for the Swingline Lender with respect to Swingline Loans) such Revolving Lender’s Revolving Facility Percentage of the Revolving Facility Borrowing Base, and in an aggregate principal amount that will not result in (~~i~~A) such Revolving Lender’s Revolving Facility Credit Exposure exceeding such Revolving Lender’s Revolving Facility Commitment ~~or~~, (~~ii~~B) the total Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments or (C) the Aggregate Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower Parties may borrow, repay and reborrow Revolving Loans. On the First Restatement Effective Date, all Existing Revolving Loans shall be deemed to be repaid (other than for purposes of Section 2.16 of the Existing Revolving Credit Agreement) and such portion thereof that were ABR Revolving Loans shall be deemed to be reborrowed as ABR Revolving Loans by the applicable Borrower Party and such portion thereof that were Eurocurrency Revolving Loans shall be deemed to be reborrowed as Eurocurrency Revolving Loans by the applicable Borrower Party (it being understood that for each Borrowing of Existing Revolving Loans that were Eurocurrency Revolving Loans, (x) the initial Interest Period for the relevant reborrowed Eurocurrency Revolving Loans shall equal the remaining length of the Interest Period for such Borrowing and (y) the Adjusted LIBO Rate for the relevant reborrowed Eurocurrency Revolving Loans during such initial Interest Period shall be the Adjusted LIBO Rate for such Borrowing immediately prior to the First Restatement Effective Date) and Revolving Lenders shall advance funds to the Administrative Agent no later than 12:00 Noon, New York City time on the First Restatement Effective Date as shall be required to repay the Existing Revolving Loans and funded participations in Existing LC Disbursements and Existing Swingline Loans of Existing Lenders such that each Revolving Lender’s share of outstanding Revolving Loans on the First Restatement Effective Date is equal to its Revolving Facility Percentage (after giving effect to the First Restatement Effective Date).

(ii)    FILO Loans. Each FILO Lender agrees to make loans (or designate outstanding Revolving Loans on a cashless basis as described below) (“FILO Loans”) to the Borrower once during the FILO Draw Availability Period in an amount not to exceed such FILO Lender’s FILO Percentage of the FILO Commitments, and in an aggregate principal amount that will not result in (A) the aggregate outstanding FILO Loans exceeding the total FILO Borrowing Base or (B) the Aggregate Credit Exposure exceeding the total Commitments; provided that, subject to the foregoing sub-clauses (A) and (B), to the extent that there are Revolving Loans outstanding on the FILO Funding Date that would exceed the aggregate Revolving Facility Commitments (after giving effect to the FILO Loans to be disbursed on the FILO Funding Date pursuant to the FILO Commitments) then such excess outstanding Revolving Loans shall automatically be designated as FILO Loans hereunder (not to exceed the FILO Commitments) and allocated to each FILO Lender in accordance with its FILO Percentage of the FILO Commitments (and the Lenders’ percentages in outstanding Revolving Loans shall be adjusted to give effect to such FILO Loans). FILO Loans that have been borrowed and repaid may not be reborrowed.

(b)    Overadvances. Insofar as the Borrower may request and the Administrative Agent or Required Lenders under the Revolving Facility (as provided below) may be willing in their sole discretion to make Revolving Loans to the Borrower Parties at a time when the Revolving Facility Credit Exposure exceeds, or would exceed with the making of any such Revolving Loan, the Borrowing Base (any such Loan being herein referred to individually as an “Overadvance”), the Administrative Agent shall enter such Overadvances as debits in the applicable Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally. Any Overadvance made pursuant to the terms hereof shall be made to the Borrower Parties by all Lenders ratably in accordance with their respective Revolving Facility Percentages. Overadvances in the aggregate amount of $5.0 million or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole, reasonable discretion of the Administrative Agent; provided that the Required Lenders may at any time revoke the Administrative Agent’s authorization to make future Overadvances (provided that existing Overadvances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof). Overadvances in an aggregate amount of more than $5.0 million but less than $10.0 million may, unless a Default or Event of Default has occurred and is continuing, be made with the consent of the Required Lenders. Overadvances in an aggregate amount of $10.0 million or more and Overadvances to be made after the occurrence and during the continuation of a Default or Event of Default shall require the consent of all Revolving Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Revolving Lenders, (x) shall any Overadvances be outstanding for more than 90 consecutive days, (y) after all outstanding Overadvances have been repaid, shall the Administrative Agent or Lenders make any additional Overadvances unless 30 days or more have expired since the last date on which any Overadvances were outstanding or (z) shall the Administrative Agent make Revolving Loans on behalf of Lenders under this Section 2.01(b) to the extent such Revolving Loans would cause a Lender’s share of the Revolving Facility Credit Exposure to exceed such Lender’s Revolving Facility Commitment or cause the aggregate Revolving Facility Commitments to be exceeded.

(c)    Protective Advances. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, in its sole, reasonable discretion, may make Revolving Loans to the Borrower Parties on behalf of the Lenders, so long as the aggregate amount of such Revolving Loans shall not exceed 5% of the Borrowing Base, if the Administrative Agent, in its Reasonable Credit Judgment, deems that such Revolving Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood or maximize the amount of repayment of the Loans and the other Obligations or (iii) to pay any other amount chargeable to the Borrower Parties pursuant to this Agreement (such Revolving Loans, “Protective Advances”); provided that (A) in no event shall the Revolving Facility Credit Exposure exceed the aggregate Revolving Facility Commitments and (B) the Required Lenders under the Revolving Facility may at any time revoke the Administrative Agent’s authorization to make future Protective Advances (provided that existing Protective Advances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof). Each applicable Lender shall be obligated to advance to the Borrower Parties its Revolving Facility Percentage of each Protective Advance made in accordance with this Section 2.01(c). If Protective Advances are made in accordance with the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Protective Advances based upon their Revolving Facility Percentages in accordance with the terms of this Agreement. All Protective Advances shall be repaid by the Borrower Parties on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally.

SECTION 2.02. Loans and Borrowings.

(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Revolving Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan or Eurocurrency Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower Parties to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the ~~Revolving Facility~~ Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than six Eurocurrency Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, neither the Borrower nor any Co-Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings.

(a)    To request a Revolving Facility Borrowing or a FILO Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit C (or such other form as may be agreed between the Borrower and the Administrative Agent) and signed by the Borrower.

(b)    Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Borrowing, which amount shall not exceed, in the case of a Revolving Facility Borrowing, Revolving Availability and, in the case of FILO Borrowing, FILO Availability;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; ~~and~~

(v)    the location and number of the Borrower Parties’ account to which funds are to be disbursed~~.~~; and

(vi)    whether such Borrowing is to be a FILO Borrowing or a Revolving Facility Borrowing.

(c)    Disbursement. Each Borrower Party hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Loan requested pursuant to this Section 2.03. The proceeds of each Revolving Loan requested under this Section 2.03 shall be disbursed by the Administrative Agent in immediately available funds and in the same form as received from the Lenders, by wire transfer to such bank account as may be agreed upon by the Borrower and the Administrative Agent, from time to time or elsewhere if pursuant to a written direction from the Borrower. If at any time any Loan is funded in excess of the amount requested by the Borrower, the Borrower Parties agree, jointly and severally, to repay the excess to the Administrative Agent immediately upon notice thereof to the Borrower from the Administrative Agent or any Lender.

(d)    If no election as to the Type of Revolving Facility Borrowing is specified, then the requested Revolving Facility Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise the Lenders of the details thereof and of the amount of each such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower Parties from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments ~~or~~, (iii) the Revolving Facility Credit Exposure exceeding the Borrowing Base; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing or (iv) the Aggregate Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower Parties may borrow, repay and reborrow Swingline Loans. On the First Restatement Effective Date, all Existing Swingline Loans shall be deemed to be repaid (other than for purposes of Section 2.16 of the Existing Revolving Credit Agreement) and reborrowed as Swingline Loans by the applicable Borrower Party.

(b)    To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by email or facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify the requested (i) date (which shall be a Business Day) and (ii) amount of the Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Borrower Parties (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank); provided that the Swingline Lender shall not be obligated to make any Swingline Loan at any time when any Lender is at such time a Defaulting Lender, unless the Swingline Lender is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders in accordance with Section 2.26.

(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Lender’s Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Lender’s Revolving Facility Percentage of such agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. “Letters of Credit” shall include Trade Letters of Credit and Standby Letters of Credit and the Existing Letters of Credit. Each Existing Letter of Credit shall be deemed to have been issued under this Section 2.05 on the First Restatement Effective Date.

(b)    Notice of Issuance, Amendment, Renewal, Extension. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by e-mail, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent three Business Days in advance of the requested date of issuance, amendment or extension (or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit, and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments and (iii) the Revolving Facility Credit Exposure shall not exceed the Revolving Facility Borrowing Base. Notwithstanding anything to the contrary contained herein, (i) no Issuing Bank shall issue (or be obligated to issue) any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, (B) any applicable law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally, (C) such Letter of Credit shall impose upon such Issuing Bank any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, (D) such Letter of Credit shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it or (E) any Lender is at such time a Defaulting Lender, unless such Issuing Bank (1) is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders in accordance with Section 2.26 or (2) the Borrower Parties have provided cash collateral in accordance with Section 2.26 and (ii) in no event shall any Issuing Bank be obligated to issue any Letter of Credit if, after giving effect to such issuance, the sum of (A) the aggregate amount of all Letters of Credit issued by such Issuing Bank outstanding at such time and (B) the aggregate principal amount of all L/C Disbursements made by such Issuing Bank that have not yet been reimbursed at such time would exceed the Letter of Credit Commitment of such Issuing Bank.

(c)    Expiration Date. Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Standby Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments.

(a)    Unless previously terminated, (i) the Revolving Facility Commitments shall terminate on the Maturity Date and (ii) the FILO Commitments shall terminate on the FILO Maturity Date.

(b)    The Borrower may at any time (i) terminate, or from time to time reduce, the Revolving Facility Commitments; provided that (~~i~~x) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the applicable Revolving Facility Commitments) and (~~ii~~y ) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent repayment of the Revolving Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the lesser of the total Revolving Facility Commitments and the Borrowing Base~~.~~ or (ii) terminate the FILO Commitments in full (but not in part). Notwithstanding the foregoing, in the event that all of the Revolving Facility Commitments are terminated, the FILO Commitments shall be terminated contemporaneously therewith, without further action by the Administrative Agent, any Borrower Party or any other Person.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the closing date of such termination or reduction, specifying such election and the closing date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified closing date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09. Promise to Pay; Evidence of Debt.

(a)    Each of the Borrower Parties, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan, Protective Advance and Overadvance to such Borrower Party on the Maturity Date ~~and~~, (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (x) the Maturity Date and (y) the date that is five Business Days after such Swingline Loan was made and (iii) to the Administrative Agent for the account of each FILO Lender the then unpaid principal amount of each FILO Loan to such Borrower Party on the FILO Maturity Date.

(b)    Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower Parties shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit H (or such other form as may be agreed between the Administrative Agent and the Borrower). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan to any of the Borrower Parties made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower Parties to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower Parties to repay the Obligations in accordance with the terms of this Agreement.

SECTION 2.10. Optional Repayment of Loans.

(a)    The Borrower Parties shall have the right at any time and from time to time to repay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount, (i) in the case of Eurocurrency Revolving Loans, that is an integral multiple of $500,000 and not less than $2.5 million, and (ii) in the case of ABR Loans, that is an integral multiple of $100,000 and not less than $1.0 million, or, in each case, if less, the amount outstanding.

(b)    Prior to any repayment of any ~~Revolving~~ Loans, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile transmission or PDF attachment to an e-mail) of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, one Business Day before the anticipated date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the anticipated date of such repayment. Other than any payment made pursuant to Section 2.11 or any payment of FILO Loans on the FILO Maturity Date pursuant to Section 2.09(a), ~~E~~each repayment ~~of a Borrowing~~hereunder shall be applied (x) first, to the Revolving Loans included in the repaid Borrowing such that each Revolving Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Lenders at the time of such repayment) and (y) so long as no Revolving Loans are outstanding, to the FILO Loans included in the repaid Borrowing such that each FILO Lender receives its ratable share of such repayment (based upon the respective FILO Percentage of the FILO Lenders at the time of such repayment). Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Loan hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or PDF attachment to an e-mail) of such selection not later than 2:00 p.m., New York City time, on the scheduled date of such repayment. Repayments of Eurocurrency Borrowings shall be accompanied by accrued interest on the amount repaid, together with any amounts due under Section 2.16.

SECTION 2.11. Mandatory Repayment of Loans.

(a)    In the event the (i) aggregate amount of the Revolving Facility Credit Exposure exceeds the Revolving Line Cap at such time, then the Borrower shall promptly repay outstanding Revolving Loans and Swingline Loans, and, if there remains an excess after paying all Revolving Loans and Swingline Loans, cash collateralize Letters of Credit (in accordance with Section 2.05(j)) in an aggregate amount equal to such excess or (ii) aggregate amount of the outstanding FILO Loans exceeds the FILO Borrowing Base at such time, then the Borrower shall promptly repay outstanding FILO Loans in an aggregate amount equal to such excess.

(b)    In the event and on such occasion as either (i) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit or (ii) the aggregate Revolving L/C Exposure attributable to Letters of Credit issued by any Issuing Bank exceeds the Letter of Credit Commitment of such Issuing Bank, the Borrower shall deposit cash collateral (in accordance with Section 2.05(j)) in an amount equal to such excess.

(c)    Upon the occurrence and during the continuance of a Cash Dominion Event, all amounts in the Dominion Account shall be applied by the Administrative Agent to repay (i) outstanding Revolving Loans and Swingline Loans and, thereafter, if an Event of Default shall have occurred and be continuing, to cash collateralize (in accordance with Section 2.05(j)) the Revolving L/C Exposure and (ii) after application of amounts in the Dominion Account as required by clause (i), outstanding FILO Loans.

(d)    Any repayments made pursuant to this Section 2.11 shall be without premium or penalty, other than amounts due under Section 2.16, if any.

SECTION 2.12. Fees.

(a)    The Borrower Parties agree, jointly and severally, to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the fifth Business Day of January, April, July and October in each year, and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding three calendar month period (or other period commencing with the First Restatement Effective Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the First Restatement Effective Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)    The Borrower Parties from time to time agree, jointly and severally, to pay (i) to each Revolving Lender (other than any Defaulting Lender, it being understood that at any time the Issuing Bank has Fronting Exposure to such Defaulting Lender, the L/C Participation Fee with respect to such Fronting Exposure shall be payable to each applicable Issuing Bank for its own account) through the Administrative Agent, on the fifth Business Day of January, April, July and October of each year and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the First Restatement Effective Date or ending with the Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Borrowings effective for each day in such period and (ii) to each Issuing Bank, for its own account (A) on the fifth Business Day of January, April, July and October of each year and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the daily stated amount of

(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (each of clause (a) and (b), a “Market Disruption Event”);

then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone, facsimile transmission or PDF attachment to an e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any applicable Borrowing to, or continuation of any such Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing. During any period in which a Market Disruption Event is in effect, Borrower may request that the Administrative Agent request the Required Lenders to confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that (A) Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 2.14 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Administrative Agent’s or Required Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 2.14.

If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 2.15. Increased Costs.

Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency ~~Revolving~~ Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency ~~Revolving~~ Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or repay any Eurocurrency ~~Revolving~~ Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency ~~Revolving~~ Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency ~~Revolving~~ Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency ~~Revolving~~ Loan, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.

(a)    Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if a Loan Party or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the amount it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, such Lender or such Issuing Bank, as applicable (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified any other person to the appropriate recipient promptly following receipt thereof and shall make settlements with the Lenders with respect to other payments at the times and in the manner provided in this Agreement. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)    The amount of each Lender’s Revolving Facility Percentage of outstanding Revolving Loans (including outstanding Swingline Loans), shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) (including any adjustments to give effect to the FILO Loans) and repayments of Revolving Loans (including Swingline Loans) received by the Administrative Agent as of 4:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent. The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Revolving Facility Percentage of repayments and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender’s Revolving Facility Percentage of all Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 2:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 4:00 p.m. that day and, if received after 2:00 p.m., then no later than 4:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the New York Federal Reserve Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing. The provisions of this Section 2.18(b) shall apply to FILO Loans and FILO Commitments, mutatis mutandis.

(c)    Except as otherwise provided in this Agreement, if (i) at any time insufficient funds are received by and available to the Administrative Agent from the Borrower Parties to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees and other Obligations then due from the Borrower or any Co-Borrower hereunder or (ii) at any time that a Cash Dominion Event shall have occurred and be continuing (including in connection with any termination of the Revolving Facility Commitments pursuant to Section 7.01) and the Administrative Agent or the Collateral Agent shall receive proceeds of Collateral, such funds shall be applied, (A) first, if an Event of Default has occurred and is continuing and either the ~~Revolving Facility~~ Commitments have been terminated or the Administrative Agent and the Lenders are exercising their rights as a secured creditor as a result of such Event of Default, toward payment of any expenses and indemnities due to the Agents under Section 9.05 hereof, (B) second, toward payment of interest and fees then due from the Borrower Parties hereunder in respect of the Revolving Facility, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (C) third, toward payment of principal of Swingline Loans, unreimbursed L/C Disbursements, Protective Advances and Overadvances then due from the

Borrower Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed L/C Disbursements, Protective Advances and Overadvances then due to such parties, (D) fourth, toward payment of other principal then due from the Borrower Parties hereunder in respect of the Revolving Facility, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties, (E) fifth, if an Event of Default shall have occurred and is continuing or during any Cash Dominion Event, to cash collateralize Letters of Credit issued for the account of the Borrower, any Co-Borrower or any other Subsidiary in accordance with Section 2.05(j), (F) sixth, toward payment of interest and fees then due from the Borrower Parties hereunder in respect of FILO Loans, (G) seventh, toward payment of principal then due from the Borrower Parties hereunder in respect FILO Loans, (H) eighth, to payment of obligations pursuant to Specified Hedge Agreements then due from any Loan Party, ratably among the parties entitled thereto in accordance with the amounts of obligations under such Specified Hedge Agreements then due to such parties, (~~G~~I) ~~seventh~~ninth , to payment of Cash Management Obligations of the Loan Parties then due from any Loan Party, ratably among the parties entitled thereto in accordance with the amounts of such Cash Management Obligations then due to such parties~~,~~ and (~~H~~J) ~~eighth~~tenth , to payment of all other Obligations of the Borrower Parties then due and payable, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties; provided that the application of such proceeds shall at all times be subject to the application of proceeds provisions contained in the ABL/Term Loan Intercreditor Agreement. Any application of funds pursuant to this Section 2.18(c) to Revolving Loans shall be applied first, to ABR Revolving Loans and second, to Eurocurrency Revolving Loans. Any application of funds pursuant to this Section 2.18(c) to FILO Loans shall be applied first, to ABR FILO Loans and second, to Eurocurrency FILO Loans.

(d)     If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (d) shall not be construed to apply to any payment made by the Borrower Parties pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower Parties or any other Subsidiary or Affiliate thereof in an assignment not permitted by this Agreement (as to which the provisions of this paragraph (d) shall apply). Each of the Borrower Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.

(e)     Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower Parties will not make such payment, the Administrative Agent may assume that the Borrower Parties have made such payment on such date in

(c)     If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which, pursuant to the terms of Section 9.08, requires the consent of all of the Lenders affected or all Lenders and with respect to which the Required Lenders shall have granted their consent, then the Borrower Parties shall have the right (unless such Non-Consenting Lender grants such consent) at their sole expense, to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans and Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, the Swingline Lender and the Issuing Banks; provided that (i) all Obligations of the Borrower Parties owing to such Non-Consenting Lender (including accrued Fees and any amounts due under Section 2.15, 2.16 or 2.17) being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such removal or assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower Parties, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20. Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or if any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency ~~Revolving~~ Loans, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency ~~Revolving~~ Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such repayment or conversion, the Borrower shall also pay accrued interest on the amount so repaid or converted.

SECTION 2.21. Incremental Revolving Commitments.

(a)     At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), establish one or more increases in the Revolving Facility Commitments (the “Incremental Revolving Commitments”). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Revolving Commitments shall not exceed an amount equal to $100.0 million. Each establishment of Incremental Revolving Commitments pursuant to this Section 2.21 shall be in a minimum aggregate principal amount of $10.0 million and integral multiples of $1.0 million in excess thereof (or such lesser minimum amount reasonably approved by the Administrative Agent).

(b)     Each notice from the Borrower pursuant to this Section 2.21 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Commitments. Incremental Revolving Commitments may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide, and the Borrower Parties shall have no obligation to offer any existing Lender the opportunity to provide any commitment for, Incremental Revolving Commitments), in each case, on terms permitted under this Section 2.21, or any Additional Lender; provided that the warranties expressly relate to an earlier date (in which such case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 2.22. Refinancing Amendments.

At any time and from time to time, the Borrower Parties may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all of the Loans and Commitments then outstanding under this Agreement, in each case, pursuant to a Refinancing Amendment establishing replacement revolving commitments hereunder (“Replacement Revolving Commitments”). The terms of any Replacement Revolving Commitments shall be as agreed between the Borrower Parties and the lenders thereof, and shall be subject to the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks (to the extent (i) such consent would be required with regard to the identity of potential lenders pursuant to Section 9.04, such consent not to be unreasonably withheld, delayed or conditioned, and (ii) the Administrative Agent, the Swingline Lender and such Issuing Banks shall remain in such capacity in connection with the Replacement Revolving Commitments). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01 (including, solely to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates or reaffirmation agreements consistent with those delivered on the First Restatement Effective Date under Section 4.02 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent)). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Revolving Commitments established pursuant thereto. Any Refinancing Amendment may, without the consent of any person other than the Administrative Agent, the Swingline Lender, the Issuing Banks, the Borrower and the Lenders providing the applicable Credit Agreement Refinancing Indebtedness, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Swingline Lender, the Issuing Banks and the Borrower Parties, to effect the provisions of this Section 2.22. This Section 2.22 shall supersede any provisions in Section 9.08 to the contrary. It is understood that (a) any Lender approached to provide all or a portion of Replacement Revolving Commitments may elect or decline, in its sole discretion, to provide such Replacement Revolving Commitments (it being understood that there is no obligation by the Borrower to approach any existing Lenders to provide any Replacement Revolving Commitments) and (b) the Administrative Agent, the Swingline Lender and each Issuing Bank shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such person’s providing such Replacement Revolving Commitments if such consent would be required under Section 9.04 for an assignment of Loans or Commitments to such person.

SECTION 2.23. Extensions of Revolving Facility Commitments.

(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Revolving Lenders on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Facility Commitments) and on the same terms to each such Revolving Lender, the Borrower Parties may consummate from time to time transactions with individual Revolving Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Revolving Lender’s Revolving Facility Commitments and otherwise modify the terms of such Revolving Facility Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Facility Commitments) (each, an “Extension”, and each group of Revolving Facility Commitments so extended, as well as the original Revolving Facility Commitments not so extended, being a “tranche”). Any Extended Revolving Commitments shall constitute a separate tranche of Revolving Facility Commitments from the tranche of Revolving Facility Commitments, so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Revolving Lenders; (ii) except as to pricing (interest rate and fees) and maturity (which shall be set forth in the relevant Extension Offer but shall be no earlier than the Maturity Date of the then existing Revolving Facility Commitments), the Revolving Facility Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Facility Commitment (an “Extending Lender”) extended pursuant to any Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Facility Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Facility Commitments (and related outstandings); provided that (A) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the non-extending Revolving Facility Commitments and (3) repayment made in connection with a permanent repayment and termination of Revolving Facility Commitments) of Loans with respect to Extended Revolving Commitments after the applicable extension date shall be made on a pro rata basis with all other Revolving Facility Commitments, (B) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable extension date shall be made on a pro rata basis with all other Revolving Facility Commitments, except that the Borrower Parties shall be permitted to permanently repay and terminate Revolving Facility Commitments prior to any Extended Revolving Commitments, (C) assignments and participations of Extended Revolving Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Facility Commitments and Revolving Loans, (D) subject to the provisions of Section 2.04(d) and Section 2.05(m) to the extent dealing with Swingline Loans and Letters of Credit that mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Revolving Lenders with Revolving Facility Commitments in accordance with their Revolving Facility Percentage of the Revolving Facility Commitments (and except as provided in Section 2.04(d) and Section 2.05(m), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and (E) at no time shall there be Revolving Facility Commitments hereunder (including Extended Revolving Commitments, Replacement Revolving Commitments and any Revolving Facility Commitments) which have more than two different Maturity Dates; (iii) if the aggregate principal amount of Revolving Facility Commitments (calculated on the face amount thereof) in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Facility Commitments offered to be extended by the Borrower Parties pursuant to such Extension Offer, then the Revolving Facility Commitments of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer; and (iv) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and, to extent provided below, the Administrative Agent.

(b)     With respect to all Extensions consummated by the Borrower Parties pursuant to this Section 2.23, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Revolving Facility Commitments to be tendered, which shall be an integral multiple of $1.0 million and an aggregate principal amount that is not less than $25.0 million (or if less, the remaining outstanding principal amount thereof) (or such lesser minimum amount reasonably approved by the Administrative Agent) (a “Minimum Extension Condition”). The transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving

Commitments on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Revolving Lender or any other person (other than as set forth in clause (c) of this Section 2.23), and the requirements of any provision of this Agreement (including Section 2.11 and Section 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23 shall not apply to any of the transactions effected pursuant to this Section 2.23.

(c)     The consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Administrative Agent shall be required to effectuate any Extension. No consent of any Lender or any other person shall be required to effectuate any Extension, other than the consent of the Borrower and each Lender agreeing to such Extension with respect to one or more of its Revolving Facility Commitments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches in respect of Revolving Facility Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches, in each case, on terms consistent with this Section 2.23. This Section 2.23 shall supersede any provisions in Section 9.08 to the contrary. For the avoidance of doubt, it is understood that no existing Lenders will have any obligation to commit to any such extension.

SECTION 2.24. Joint and Several Liability of Borrower Parties.

(a)     Each of the Borrower Parties is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrower Parties and in consideration of the undertakings of each of the Borrower Parties to accept joint and several liability for the obligations of each of them under the Loan Documents.

(b)     Each of the Borrower Parties jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower Parties with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrower Parties without preferences or distinction among them.

(c)     If and to the extent that any of the Borrower Parties shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrower Parties will make such payment with respect to, or perform, such Obligation.

(d)     The obligations of each Borrower Party under the provisions of this Section 2.24(d) constitute full recourse obligations of such Borrower Party, enforceable against it to the full extent of its properties and assets.

(e)     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Co-Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

SECTION 2.25. Appointment of Borrower as Agent for Borrower Parties. Each Co-Borrower hereby appoints the Borrower to act as its exclusive agent for all purposes under this to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct;

(b)    Each of Holdings and the Restricted Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) of this Section 3.13 and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the First Restatement Effective Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings or any of the Restricted Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)    Other than as would not be in, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the First Restatement Effective Date, with respect to each of Holdings and any of the Restricted Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.14. No Material Misstatements.

(a)    All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings or any of its Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lender, any Lead Arranger or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to such person and as of the First Restatement Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)    The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower Parties or any of their representatives and that have been made available to any Lenders, any Lead Arranger or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower Parties to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the First Restatement Effective Date and (ii) as of the First Restatement Effective Date, have not been modified in any material respect by the Borrower without the consent of the Administrative Agent and the Lead Arrangers.

(c)    As of the FILO Amendment Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the FILO Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.15. Employee Benefit Plans.

(a)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which Holdings or is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18. Location of Real Property and Leased Premises.

(a)    Schedule 3.18 correctly identifies, in all material respects, as of the First Restatement Effective Date, all Material Real Property owned by the Loan Parties. As of the First Restatement Effective Date, the Loan Parties own in fee all the Real Property set forth as being owned by them on Schedule 3.18.

(b)    Schedule 3.18 lists correctly in all material respects, as of the First Restatement Effective Date, all Material Real Property leased by any Loan Party and the addresses thereof.

SECTION 3.19. Solvency. On the First Restatement Effective Date, after giving effect to the consummation of the Transactions, including the making of any Revolving Loans hereunder, and after giving effect to the application of the proceeds of such Indebtedness (a) the fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, direct, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) Holdings and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of determining solvency, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 3.20. No Material Adverse Effect. Since September 30, 2016, there has been no change in the financial condition, business, operations, assets or liabilities of Holdings and the Restricted Subsidiaries that, taken as a whole, has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.21. Use of Proceeds. The Borrower Parties will use the proceeds of the Revolving Loans ~~and~~, Swingline Loans and FILO Loans, and may request the issuance of Letters of Credit, for general corporate purposes (including for capital expenditures, Permitted Business Acquisitions, the repayment or refinancing of Indebtedness and the making of Investments and Restricted Payments, in each case to the extent not prohibited hereunder).

SECTION 3.22. USA PATRIOT Act; FCPA; OFAC.

(a)    To the extent applicable, each of Holdings and the Restricted Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act.

(b)    Neither Holdings nor any of the Restricted Subsidiaries is any of the following:

(i)    a person that is listed in the annex to, or it otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

SECTION 4.01. All Credit Events.

On the date of each Credit Event:

(a)    The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit (and if requested by such Issuing Bank, a letter of credit application) as required by Section 2.05(b).

(b)    The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(c)    At the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(d)    Solely with respect to any FILO Borrowing, (i) (x) the Liquidity as of the FILO Funding Date and (y) the average daily Liquidity for the 30 day period immediately prior to the FILO Funding Date, shall, in each case, be no less than $70,000,000 and (ii) the Administrative Agent shall have received a Borrowing Base Certificate setting forth the calculation of the FILO Borrowing Base as of the FILO Funding Date.

Each such Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. Conditions to First Restatement Effective Date. On the First Restatement Effective Date:

(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, duly executed and delivered by (A) a Responsible Officer of each Borrower Party, (B) the Administrative Agent, (C) each Issuing Bank, (D) the Swingline Lender, (E) Existing Lenders constituting the “Required Lenders” (under and as defined in the Existing Revolving Credit Agreement) and (F) each person listed on Schedule 2.01 hereto, (ii) an amendment to the Collateral Agreement in the form of Exhibit J, duly executed and delivered by (A) a Responsible Officer of each Loan Party and (B) the Administrative Agent and (iii) for the account of each Lender that has requested the same at least three Business Days prior to the First Restatement Effective Date, a Note executed and delivered by a Responsible Officer of the Borrower.

(b)    Income Statement and Balance Sheet; Financial Statements. The Administrative Agent shall have received the (i) audited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal years ended September 30, 2015 and September 30, 2016 and, to the extent such consolidated balance sheets and related statements of income

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a)    any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or any of its Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)    any other development, the subject matter of which is not covered by Section 5.05(a), Section 5.05(b), or Section 5.05(d), specific to the Borrower or any of its Restricted Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d)    the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect; ~~and~~

(e)    any material change in accounting policies or financial reporting practices by any Loan Party with respect to the Borrower’s Accounts and Inventory or which otherwise would reasonably be expected to affect the calculation of the Borrowing Base and Reserves~~.~~; and

(f)    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Appraisals.

(a)    Maintain all financial records in accordance with GAAP in all material respects and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect the financial records and the properties of the Borrower or any of the Restricted Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested, to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of Holdings or any of the Restricted Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that any visit or inspection permitted pursuant to this Section 5.07 shall be limited to once per year in the absence of an Event of Default.

(b)    Upon the Administrative Agent’s request, and at the expense of the Loan Parties, permit any Acceptable Inspector to conduct field examinations and inventory appraisals, with respect to any assets of the Borrower Parties or Guarantors comprising ~~the~~any Borrowing Base, at reasonable business times and upon reasonable prior notice to the Borrower; provided that (i) such field examinations and inventory appraisals shall not occur more frequently than (A) once per 12 month period if clauses (i)(B) and (ii) of this Section 5.07(b) do not apply and (B) subject to clause (ii) of this Section 5.07(b), twice per 12 month period if Availability is less than the greater of (x) $16.0 million and (y) 15.0% of the Line Cap for a period of five or more consecutive Business Days during such year, and (ii) additional field examinations and inventory appraisals shall be permitted upon the occurrence and during the continuance of a Designated Event of Default. The Loan Parties shall reasonably cooperate with the Administrative Agent and such Acceptable Inspector in the conduct of such field examinations and inventory appraisals. Such appraisals shall be prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, such appraisals to include information required by applicable law and by the internal policies of the Lenders. With respect to each appraisal made pursuant to this Section 5.07(b) after the First Restatement Effective Date, (i) the Administrative Agent and the Loan Parties shall each be given a reasonable amount of time to review and comment on a draft form of the appraisal prior to its finalization and (ii) any adjustments to the Appraised Liquidation Value or ~~the~~any Borrowing Base hereunder as a result of such appraisal shall be reflected in the Borrowing Base Certificate delivered immediately succeeding such appraisal.

(c)    Conduct a physical count of the Inventory either through periodic cycle counts or wall to wall counts consistent with past practices, so that all Inventory is subject to such counts at least once each year.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Revolving Loans ~~and~~, Swingline Loans and FILO Loans and use Letters of Credit for general corporate purposes and working capital (including for capital expenditures and Permitted Business Acquisitions, in each case to the extent not prohibited hereunder).

SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its Real Properties to comply, with all Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10. Further Assurances; Additional Security.

(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    If the Borrower or any Subsidiary Loan Party directly or indirectly acquires fee- owned Real Property after the First Restatement Effective Date (with any fee-owned Real Property of (x) any Restricted Subsidiary that is acquired after the First Restatement Effective Date and becomes a Loan Party, (y) any Subsidiary that is designated a Restricted Subsidiary pursuant to a Subsidiary

(vii) Any amounts held or received in the Dominion Account (including all interest and other earnings with respect thereto, if any) at any time (A) after this Agreement has been terminated, the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations for which no claim has been asserted) have been paid in full and all Letters of Credit have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Banks or (B) when all Events of Default and Cash Dominion Events have been cured shall be remitted to the Loan Parties as the Borrower may direct.

SECTION 5.12. Fiscal Year; Accounting. In the case of Holdings or any Restricted Subsidiary, cause the fiscal year to end on September 30, unless prior written notice of a change is given to the Administrative Agent.

SECTION 5.13. Creation of Co-Borrowers.

(a)    Provide to the Administrative Agent, to the extent the Borrower intends to qualify any then-existing Subsidiary Loan Party that is a Subsidiary of the Borrower (upon becoming a Co-Borrower pursuant to this Section 5.13, a “Co-Borrower”) as a Co-Borrower (i) a written request to designate such Subsidiary Loan Party as a Co-Borrower, (ii) a Co-Borrower Joinder Agreement executed by each of the Borrower and such Loan Party, (iii) no later than five Business Days prior to the date on which such Subsidiary will become a Co-Borrower, all documentation and other information about such Subsidiary that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (iv) all other information with respect to such Subsidiary reasonably requested by the Administrative Agent; provided that the materials required to be delivered pursuant to this paragraph (a) may be delivered to the Administrative Agent concurrently with the materials causing the applicable Loan Party to guarantee the Obligations pursuant to the Collateral Agreement (it being understood that no person may become a Co-Borrower unless it is first (or simultaneously) becomes a Guarantor of the Obligations and no Loan Party can become a Co-Borrower until such materials have been delivered).

(b)    Provide to the Administrative Agent, to the extent the Borrower intends to cause the release of any Co-Borrower from its qualification as a Co-Borrower hereunder (i) a written request for the release of the applicable Co-Borrower stating that such Co-Borrower is concurrently being released from its Obligations as a Subsidiary Loan Party in accordance with the terms of the Loan Documents and (ii) an updated Borrowing Base Certificate which shall demonstrate that, after giving effect to the exclusion of such Co-Borrower’s assets from the Borrowing Base, the ~~Revolving Facility~~Aggregate Credit Exposure will not exceed the Line Cap (or that Loans are being repaid or Letters of Credit cash collateralized in connection with such requested release to the extent necessary to eliminate such excess); provided that (A) any such request for release shall be effective upon the release of such Subsidiary Loan Party from the Collateral Agreement and the receipt of the materials referred to in paragraphs (a) and (b) of this Section 5.13, (B) the Administrative Agent or Lenders shall, upon the release of any Co-Borrower hereunder, return to the Borrower any Notes executed by such Co-Borrower and (C) the Administrative Agent shall, at the request of the Borrower, provide evidence of the release of any Co-Borrower in a form reasonably acceptable to the Borrower to the extent such release is permitted pursuant to this paragraph (b).

SECTION 5.14. Lender Calls. Following receipt by the Borrower of a request by the Administrative Agent (which request may only be given by the Administrative Agent to the Borrower no later than 30 days following delivery of the Annual Financial Statements pursuant to
Section 5.04(a)), use commercially reasonable efforts to hold an update call (which call shall take place on or prior to the

Property in an aggregate outstanding principal amount not to exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto), and together with the Remaining Present Value of outstanding leases entered into pursuant to Section 6.03, the greater of (i) $75.0 million and (ii) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date such Indebtedness is incurred for which Required Financial Statements have been delivered pursuant to Section 5.04, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that (i) such Indebtedness shall be incurred within 270 days after the acquisition, lease or improvement of the property that is the subject of such Indebtedness and (ii) the Remaining Present Value of outstanding leases entered into pursuant to Section 6.03 shall not apply for purposes of calculating Permitted Indebtedness under this clause (j) or permitted Sale and Lease-Back Transactions under Section 6.03 if the proceeds of the related Sale and Lease-Back Transactions are used to prepay Term Loans or Revolving Loans or FILO Loans or any Incremental Revolving Commitments (in each case, to the extent commitments in respect thereof are permanently reduced by the amount of such prepayments);

(k)    [Reserved];

(l)    other unsecured Indebtedness; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (l) shall not exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto) the greater of (i) $75.0 million and (ii) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which Required Financial Statements have been delivered pursuant to Section 5.04;

(m)    Indebtedness consisting of (i) Term Loan Obligations in an aggregate principal amount not in excess of (A) $625.0 million plus (B) the aggregate principal amount of any Incremental Term Loans or Incremental Equivalent Term Debt, in each case permitted by the Term Loan Credit Agreement as in effect on the Closing Date and (ii) Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness;

(n)    Guarantees (i) of the Indebtedness of the Borrower described in clause (m) of this Section 6.01 so long as any Liens securing the Term Loan Obligations or any Permitted Refinancing Indebtedness in respect thereof are subject to the ABL/Term Loan Intercreditor Agreement (in the case of Term Loan Obligations) or other intercreditor agreement(s) substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement, as applicable, (ii) of any Indebtedness of the Borrower or any other Subsidiary Loan Party permitted to be incurred under this Agreement, (iii) of Indebtedness otherwise permitted hereunder of any Restricted Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(t)); (iv) by any Restricted Subsidiary that is not a Loan Party of Indebtedness of another Restricted Subsidiary that is not a Loan Party and (v) of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(s) to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(t)); provided that Guarantees by Borrower or any other Loan Party under this clause (n) of any Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(o)    Indebtedness arising from agreements of Borrower or any of the other Restricted Subsidiaries providing for indemnification, contribution, earn-out, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Closing Date Transactions, any Permitted Business Acquisition, Permitted Investment or the disposition of any business, assets or Subsidiaries not prohibited by this Agreement, other than Guarantees of Indebtedness

(ee)    other Liens securing obligations in an aggregate principal amount outstanding at any time not to exceed, at the time of incurrence of such Lien (and after giving effect thereto) the greater of (i) $30.0 million and (ii) 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which the Required Financial Statements have been delivered pursuant to Section 5.04, so long as any such Liens on the Accounts or Inventory of any Borrower Party or Guarantor are subordinated to the Liens on such assets securing the Obligations pursuant to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens described in Section 6.02(a) through Section 6.02(ee) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) (other than any Lien permitted by Section 6.02(b), (u) or (cc)) meets the criteria of another category of Permitted Liens described in Section 6.02 (other than Section 6.02(b), (u) or (cc)), the Borrower may, in its sole discretion, reclassify such Lien securing such item of Indebtedness (or any portion thereof) and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to such other clause; provided that such reclassification shall take place no more than once with respect to any Lien securing an item of Indebtedness.

SECTION 6.03. Sale and Lease-Back Transactions.

(a)    Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that Sale and Lease-Back Transactions shall be permitted (a) pursuant to the Sale/Lease-Back Documents, (b) with respect to property owned (i) by the Borrower or any of its Domestic Subsidiaries that is acquired after the First Restatement Effective Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (ii) by any Foreign Subsidiary of the Borrower regardless of when such property was acquired and (c) so long as at the time of any such Sale and Lease-Back Transaction (and after giving effect thereto), the Remaining Present Value of outstanding leases entered into pursuant to this Section 6.03, together with the outstanding amount of Indebtedness pursuant to Section 6.01(j) shall not exceed the greater of (i) $50.0 million and (ii) 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Sale and Lease-Back Transaction for which Required Financial Statements have been delivered pursuant to Section 5.04; provided that the Remaining Present Value of outstanding leases entered into pursuant to this Section 6.03 shall not apply for purposes of calculating Permitted Indebtedness under Section 6.01(j) or permitted Sale and Lease-Back Transactions under this Section 6.3 if the proceeds of the related Sale and Lease-Back Transactions are used to prepay Term Loans or Revolving Loans or FILO Loans or any Incremental Revolving Commitments (in each case, to the extent commitments in respect thereof are permanently reduced by the amount of such prepayments).

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

SECTION 8.10. Lead Arrangers; Co-Syndication Agents; Co-Documentation Agents. None of the Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

SECTION 8.11. Certain ERISA Matters.(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)     The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Communications.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(i)    if to any Loan Party, the Administrative Agent any Issuing Bank as of the First Restatement Effective Date or the Swingline Lender, to the address, facsimile number, e-mail address or telephone number specified for such person on Schedule 9.01; and

(ii)    if to any other Lender or Issuing Bank, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or any Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 9.04. Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section 9.04, any Lender may assign to one or more assignees (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the ~~Revolving~~ Loans at the time owing to it with the prior written consent (such consent not to be unreasonably withheld) of:

(A)    the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other person; provided, further, that such consent shall be deemed to have been given if the Borrower has not responded within 10 Business Days after notice by the Administrative Agent or the respective assigning Lender; and

(B)    the Administrative Agent, each Issuing Bank and the Swingline Lender; and

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million, unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its ~~Revolving Facility~~ Commitments and the outstanding balances of its ~~Revolving~~ Loans, in each case, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any other Subsidiary or the performance or observance by Holdings, the Borrower or any other Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(b)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(c) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender);

(iii)    extend any date on which payment of principal or interest on any Loan or any L/C Disbursement or any Fees, without the prior written consent of each Lender adversely affected thereby;

(iv)    amend the provisions of Section 2.18(b), (c) or (d) of this Agreement, Section 5.02 of the Collateral Agreement or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby;

(v)     (x) change the definition of the term “Revolving Facility Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrower Parties would be increased, or increase any of the percentages set forth in the definition of “Revolving Facility Borrowing Base” without the prior written consent of Revolving Lenders holding 66 2/3% of the Revolving Facility Commitments and Revolving Loans then outstanding or (y) change the definition of the term “FILO Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrower Parties would be increased, or increase any of the percentages set forth in the definition of “FILO Borrowing Base” without the prior written consent of Revolving Lenders holding 66 2/3% of the FILO Commitments and FILO Loans then outstanding; provided that the foregoing clauses (x) and (y) shall not limit the ability of the Administrative Agent to implement, change or eliminate any Reserves in its Reasonable Credit Judgment as permitted hereunder without the prior written consent of any Lenders;

(vi)    amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the First Restatement Effective Date);

(vii)    release all or substantially all of the Collateral (or subordinate the Liens in favor of the Administrative Agent on all or substantially all of the Collateral) or release any of Holdings or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, without the prior written consent of each Lender; or

(viii)     (x) increase the aggregate Revolving Facility Commitments, other than as provided in Section 2.21, without the prior written consent of each Revolving Lender or (y) increase the aggregate FILO Commitments without the prior written consent of each FILO Lender;

provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior

Administrative Agent, the Lead Arrangers, the Issuing Banks and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

SECTION 9.18. Release of Liens and Guarantees. In the event that any Loan Party is designated as an Unrestricted Subsidiary or conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Unrestricted Subsidiary or Equity Interests or assets shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Unrestricted Subsidiary or Equity Interests or assets, and, in the case of either an Unrestricted Subsidiary or a disposition of the Equity Interests of any Subsidiary Loan Party (other than the Borrower) in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party’s obligations under the Collateral Agreement shall be automatically terminated and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower to terminate such Subsidiary Loan Party’s obligations under the Collateral Agreement. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are paid in full and all Commitments are terminated and Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Banks.

SECTION 9.19. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.20. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an ~~EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

SECTION 9.21. Security Documents and ABL/Term Loan Intercreditor Agreement. The parties hereto acknowledge and agree that any provision of any Loan Document to the contrary notwithstanding, prior to the discharge in full of all Term Loan Claims (as defined in the ABL/Term Loan Intercreditor Agreement), the Loan Parties shall not be required to act or refrain from acting under any Security Document with respect to the Term Loan Priority Collateral in any manner that would result in a “Default” or “Event of Default” (as defined in any Term Loan Document) under the terms and provisions of the Term Loan Documents. Each Lender hereunder (a) consents to the subordination of Liens provided for in the ABL/Term Loan Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL/Term Loan Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent to enter into the ABL/Term Loan Intercreditor Agreement as ABL Agent (as defined in the ABL/Term Loan Intercreditor Agreement) and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the Term Loan Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the ABL/Term Loan Intercreditor Agreement.

SECTION 9.22. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft, certificates and other documents that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.23. Acknowledgements. Each of Holdings and the Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

SECTION 9.24. No Novation The terms and conditions of the Existing Revolving Credit Agreement are amended as set forth herein, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to work a novation of any of the obligations under the Existing Revolving Credit Agreement. Notwithstanding any provision of this Agreement or any other document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Borrower Parties and the Guarantors under the Existing Revolving Credit Agreement (it being acknowledged that the Existing Revolving Loans and Existing Swingline Loans are being repaid on the First Restatement Effective Date for administrative convenience and to facilitate any reallocation of Revolving Facility Commitments affected on the First Restatement Effective Date). From and after the date hereof, each reference to the “Credit Agreement” or other reference originally applicable to the Existing Revolving Credit Agreement contained in any document executed and delivered in connection therewith shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

SECTION 9.25. Delivery of Signature Pages; Amendment to Collateral Agreement. Each Existing Lender shall consent to the amendment and restatement of the Existing Revolving Credit Agreement effected hereby by executing a signature page to this Agreement and each such Existing Lender hereby agrees that (to the extent it has a Revolving Facility Commitment) it will continue to be a party to this Agreement as a Lender, with obligations applicable to a Lender hereunder, including the obligation to make or continue to make extensions of credit to the Borrower and the Co-Borrowers in an aggregate amount not to exceed the amount of its Revolving Facility Commitment as set forth opposite such Lender’s name in Schedule 2.01, as such amount may be changed from time to time as provided in this Agreement.

(b) Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a signature page to this Agreement duly executed by such Lender and each such initial Lender agrees to all of the provisions of this Agreement and acknowledges that it will become a party to this Agreement as of the First Restatement Effective Date as a Lender, with obligations applicable to a Lender hereunder, including the obligation to make extensions of credit to the Borrower and the Co-Borrowers in an aggregate principal amount not to exceed the amount of its Revolving Facility Commitment as set forth opposite such Lender’s name in Schedule 2.01, as such amount may be changed from time to time as provided in this Agreement.

(c) Each Lender hereby directs and authorizes the Administrative Agent and Collateral Agent to enter into an amendment to the Collateral Agreement substantially in the form of Exhibit J hereto.

~~ARTICLE X~~SECTION 9.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.